UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2007

CTS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:          (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
     240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K /A amends the Current Report on Form 8-K filed on July 5, 2007 (the “Original 8-K”) by CTS Corporation.

The Original 8-K reported that the Compensation Committee of the Company’s Board of Directors approved the performance measures for 2007 under the Company’s 2007 Management Incentive Plan (the “Plan”), which were the same as the measures previously reported on a Current Report on From 8-K filed on February 12, 2007.

           The Compensation Committee of the Board of Directors approved the performance goals for participants on March 28, 2007.  Awards to the Company’s executive officers under the Plan for 2007 are based upon the following:  the Company achieving specified levels of earnings per share and/or the achievement of specified levels of strategic business unit operating earnings.  In addition, executive officers also must achieve individual qualitative performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:           /s/ Richard G. Cutter III
Name:              Richard G. Cutter III
Title:                Vice President, General Counsel and Secretary

Date:  July 19, 2007